Morgan Grenfell Microcap Fund - 10f-3
Transactions for Fourth Quarter 1999
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				Security Purchased		Comparison Security		Comparison Security
Issuer			Immersion Corp.			MIPS Technologies			Inktomi

Underwriters		Hambrecht & Quist, Bear 	Deutsche Bank Securities, 	Goldman Sachs, BT Alex
				Stearns & Co, BancBoston 	Bancamerica Robertson 		Brown, Hambrecht &
				Robertson Stephens, Banc 	Stephens, Hambrecht & Quist	Quist and others
				of American Securities, 						(including DBSI)
				DBSI. Goldman Sachs, Morgan
				Stanley, Charles Schwab,
				SG Cowen & Co, Warburg Dillon,
				Chatsworth Securities, First
				Southwest, Gerard Klauer
				Mattison & Co., Nee

Years of continuous
operation, including
predecessors		>3					>3 years				>3 years

Security 			IMMR					MIPS					INKT

Is the affiliate a
manager or co-manager
of offering?		no					yes					yes

Name of underwriter
or dealer from
which purchased		Hambrecht & Quist 		n/a					n/a

Firm commitment
underwriting?		Yes					yes					yes

Trade date/Date of
Offering			11/12/1999				6/29/1998				6/9/1998

Total dollar amount
of offering sold
to QIBs			$-   		 			$-   		 			$-

Total dollar amount
of any concurrent
public offering		$51,000,000.00 			$77,000,000 			$40,572,000

Total				$51,000,000.00 			$77,000,000 			$40,572,000

Public offering price	$12.00 				$14.00 				$18.00

Price paid if other
than public offering
price	 			same 					n/a					n/a

Underwriting spread
or commission		$.84 (7%)				$.98 (7%)				$1.26 (7%)

Shares purchased	 	600 					n/a					n/a

$ amount of purchase	$7,200.00 				n/a					n/a

% of offering purchased
by fund			0.014%				n/a					n/a

% of offering purchased
by associated funds	0.024%				n/a					n/a

Total (must be less
than 25%)			0.038%				n/a					n/a
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